UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 26, 2009, Northern Trust Corporation (the “Company”) issued a press release announcing that it had repurchased in full from the United States Department of the Treasury (the “Treasury”) the ten-year warrant to purchase up to 3,824,624 shares of the Company’s common stock, par value $1.66 2/3 per share, at an exercise price of $61.81 per share (the “Warrant”), previously issued and sold by the Company to the Treasury in connection with the Company’s issuance and sale to the Treasury of 1,576,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and a liquidation preference of $1,000 per share (the “Preferred Shares”), as part of the Company’s participation in the Treasury’s Troubled Asset Relief Program Capital Purchase Program. The repurchase price paid by the Company to the Treasury for the Warrant was $87 million. As disclosed previously, the Company repurchased the Preferred Shares from the Treasury on June 17, 2009 for an aggregate repurchase price of $1.576 billion plus a final accrued dividend.

A copy of the press release announcing the Company’s repurchase of the Warrant is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Northern Trust Corporation, dated August 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: August 26, 2009	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr. Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Northern Trust Corporation, dated August 26, 2009